Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135723, 333-150553 and 333-157102) of VIASPACE Inc. of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated March 30, 2011 relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Goldman Kurland and Mohidin LLP

Goldman Kurland and Mohidin LLP
Encino, California
March 30, 2012